UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

732-780-4400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALBT	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, Lourdes Felix was appointed to the Board of Directors of Avalon GloboCare Corp. (the “Company”) to serve as a director of the Company. Ms. Felix entered into an agreement pursuant to which she will serve as a director of the Company and the Chairwoman of the Compensation Committee. In addition, Tevi Troy, a director of the Company, was appointed as a member to the Audit Committee. The director agreement provides that Ms. Felix will receive options to receive 8,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year vesting quarterly. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. For partial year service during 2023, the Company granted Ms. Felix an option to acquire 7,803 shares of common stock at an exercise price of $4.01 for a term of five years vesting January 9, 2023 with respect to 1,803 shares of common stock during the first calendar quarter and 2,000 shares of common stock thereafter at the beginning of each quarter during 2023.

There is no understanding or arrangement between Ms. Felix and any other person pursuant to which she was appointed as a director.  Ms. Felix does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Ms. Felix has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Lourdes Felix is a female Hispanic entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting, and the private sector who is driven by a passion for helping others. She presently serves as Chief Executive Officer, Chief Financial Officer and Director of BioCorRx Inc. (OTCQB: BICX), a leader in addiction treatment solutions and related disorders. Lourdes is also one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx Inc that is focused on the development of addiction treatments and related disorders. She has been instrumental in capital procurement, completing multi-million dollar equity financing and accomplished in structuring and negotiating transactions and favorable terms with investment banks.

Ms. Felix has been a Director of BioCorRx Inc. since March 7, 2013. Ms. Felix was appointed Chief Executive Officer of BioCorRx Inc. on November 9, 2020 and became Chief Financial Officer of BioCorRx Inc. on October 1, 2012. Ms. Felix was President of BioCorRx Inc. from February 26, 2020 until she resigned upon her appointment as CEO on November 9, 2020. Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Director Agreement by and between Avalon GloboCare Corp. and Lourdes Felix dated January 9, 2023
99.1	Press Release dated January 11, 2023
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: January 11, 2023	By:	/s/ Luisa Ingargiola
		Name:	Luisa Ingargiola
		Title:	Chief Financial Officer

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